Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

Santa Clara, Calif.—November 2, 2015—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended October 3, 2015.

“I’m pleased to report that in the third quarter we achieved the highest level of bookings in over two years, including over $19 million in Thin-film Equipment orders and over $8 million in Photonics orders,” commented Wendell Blonigan, Intevac’s president and chief executive officer. “Our Thin-film Equipment bookings in the third quarter demonstrated significant progress in our growth initiatives, winning Tier 1 customers for each of our new system orders: VERTEX PVD for protective coatings of display cover panels and MATRIX tools for solar metallization and implant.

“In our Photonics business, we were awarded a $25 million funding vehicle from the U.S. Army, as well as the initial grant of funding, for development of our next-generation night vision sensors. In 2015, we have seen our Photonics program engagements expand the total opportunity pipeline, which, combined with our recent successes establishing our Tier 1 foundation customers for our Thin-film Equipment growth initiatives, are key 2015 achievements that bode well for continued improvement in our financial performance in 2016 and beyond.”

($ Millions, except per share amounts)	Q3 2015		Q3 2014
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$18.4	$18.4	$14.8	$14.8
Operating Loss	$(3.8)	$(3.9)	$(4.1)	$(4.2)
Net Loss	$(3.8)	$(3.9)	$(3.6)	$(3.6)
Net Loss per Share	$(0.17)	$(0.18)	$(0.15)	$(0.15)

	Nine Months Ended October 3, 2015		Nine Months Ended September 27, 2014
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$58.8	$58.8	$46.5	$46.5
Operating Loss	$(6.4)	$(6.6)	$(14.1)	$(13.7)
Net Loss	$(6.6)	$(6.8)	$(13.1)	$(12.8)
Net Loss per Share	$(0.29)	$(0.30)	$(0.55)	$(0.54)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2015 Summary

The net loss for the quarter was $3.8 million, or $0.17 per share, compared to a net loss of $3.6 million, or $0.15 per share, in the third quarter of 2014. The non-GAAP net loss was $3.9 million or $0.18 per share. This compares to the third quarter 2014 non-GAAP net loss of $3.6 million or $0.15 per share.

Revenues were $18.4 million, including $9.2 million of Thin-film Equipment revenues and Photonics revenues of $9.2 million. Thin-film Equipment revenues included revenue recognition of the first MATRIX PVD system for solar panels, upgrades, spares and service. Photonics revenues included $2.1 million of research and development contracts. In the third quarter of 2014, revenues were $14.8 million, including $3.4 million of Thin-film Equipment revenues and Photonics revenues of $11.4 million, which included $2.5 million of research and development contracts.

Thin-film Equipment gross margin was 17.8% compared to (9.5)% in the third quarter of 2014 and 41.0% in the second quarter of 2015. The decline from the second quarter of 2015 reflected the lower margin on the first MATRIX PVD system for solar panels recognized for revenue. The improvement from the third quarter of 2014 reflected a higher level of revenue and improved factory absorption.

Photonics gross margin was 35.5% compared to 45.1% in the third quarter of 2014 and 34.5% in the second quarter of 2015. The decline from the third quarter of 2014 was due to lower contractual pricing on shipments of the Apache helicopter camera and higher factory overhead due to the modified cost structure implemented in the second quarter of 2015. Consolidated gross margin was 26.7%, compared to 32.6% in the third quarter of 2014 and 38.2% in the second quarter of 2015.

R&D and SG&A expenses were $8.8 million, compared to $9.0 million in the third quarter of 2014.

Order backlog totaled $52.8 million on October 3, 2015, compared to $43.5 million on July 4, 2015 and $43.9 million on September 27, 2014. Backlog at October 3, 2015 included three solar systems and one PVD display cover glass coating system. Backlog at July 4, 2015 included two solar systems. Backlog as of September 27, 2014 included one 200 Lean system, one solar system and one PVD display cover glass coating system.

The company ended the quarter with $56.1 million of total cash, restricted cash and investments and $82.0 million in tangible book value. The company repurchased 331 thousand shares of common stock for $1.7 million during the third quarter. As of October 3, 2015 the company has repurchased 3.3 million shares for $20.9 million out of the $30 million plan announced in November of 2013.

First Nine Months 2015 Summary

The net loss was $6.6 million, or $0.29 per share, compared to a net loss of $13.1 million, or $0.55 per share, for the first nine months of 2014. The non-GAAP net loss was $6.8 million or $0.30 per share. This compares to the first nine months of 2014 non-GAAP net loss of $12.8 million or $0.54 per share.

Revenues were $58.8 million, including $31.3 million of Thin-film Equipment revenues and Photonics revenues of $27.4 million, compared to revenues of $46.5 million, including $16.2 million of Thin-film Equipment revenues and Photonics revenues of $30.3 million, for the first nine months of 2014.

Thin-film Equipment gross margin was 30.0%, compared to 12.3% in the first nine months of 2014, the increase primarily due to higher mix of higher-margin upgrades, lower factory overhead expenses and lower inventory charges. Photonics gross margin was 37.4% compared to 42.4% in the first nine months of 2014, reflecting lower contractual pricing on Apache camera shipments and higher factory overhead due to the modified cost structure implemented in the second quarter of 2015. Consolidated gross margin was 33.4%, compared to 31.9% in the first nine months of 2014.

R&D and SG&A expenses were $26.4 million and were down 8.5% from $28.9 million in the first nine months of 2014 primarily due to costs recovered under customer-funded NRE in Thin-film Equipment. Also 2014 operating expenses included costs associated with the proxy contest.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EST. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 60960383.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-Film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties.

Intevac is the market and technology leader in the hard drive industry, with our systems processing approximately 60% of all magnetic disk media produced worldwide. Our high-performance, high-throughput technology solutions continue to expand into additional markets – including solar and adjacent thin film deposition applications.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital night vision imaging systems for the U.S. military.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™ and INTEVAC VERTEX™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the ability to leverage technology into new markets, customer penetration and adoption, and future revenue growth and profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and commercial success in adjacent markets and delays in shipping deposition systems or Photonics cameras, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net revenues
Thin-film Equipment	$9,192	$3,375	$31,314	$16,184
Photonics	9,226	11,382	27,448	30,304

Total net revenues	18,418	14,757	58,762	46,488

Gross profit	4,912	4,815	19,640	14,836
Gross margin
Thin-film Equipment	17.8%	(9.5)%	30.0%	12.3%
Photonics	35.5%	45.1%	37.4%	42.4%

Consolidated	26.7%	32.6%	33.4%	31.9%

Operating expenses
Research and development	3,956	3,986	11,511	12,817
Selling, general and administrative	4,886	4,991	14,915	16,055
Acquisition-related[1]	(150)	(78)	(350)	19

Total operating expenses	8,692	8,899	26,076	28,891

Total operating loss	(3,780)	(4,084)	(6,436)	(14,055)

Operating income (loss)
Thin-film Equipment	(3,935)	(5,872)	(7,226)	(15,681)
Photonics	1,308	3,120	4,060	6,595
Corporate	(1,153)	(1,332)	(3,270)	(4,969)

Total operating income (loss)	(3,780)	(4,084)	(6,436)	(14,055)
Interest income and other income (expense), net	23	113	88	306

Loss before income taxes	(3,757)	(3,971)	(6,348)	(13,749)
Provision for (benefit from) income taxes	2	(412)	292	(662)

Net loss	$(3,759)	$(3,559)	$(6,640)	$(13,087)

Net Loss per share
Basic and Diluted	$(0.17)	$(0.15)	$(0.29)	$(0.55)
Weighted average common shares outstanding
Basic and Diluted	22,004	23,657	22,621	23,814

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	October 3, 2015	January 3, 2015
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$47,055	$51,080
Accounts receivable, net	13,558	12,087
Inventories	15,659	19,212
Prepaid expenses and other current assets	1,728	1,727

Total current assets	78,000	84,106
Long-term investments	7,303	17,542
Restricted cash	1,780	1,780
Property, plant and equipment, net	11,934	12,826
Intangible assets, net	3,326	3,966
Other long-term assets	1,540	55

Total assets	$103,883	$120,275

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,233	$4,640
Accrued payroll and related liabilities	3,610	3,977
Other accrued liabilities	3,806	8,277
Customer advances	4,413	2,551

Total current liabilities	16,062	19,445

Other long-term liabilities	2,509	2,200
Stockholders’ equity
Common stock ($0.001 par value)	22	23
Additional paid-in capital	165,668	161,271
Treasury stock, at cost	(20,937)	(9,989)
Accumulated other comprehensive income	493	619
Accumulated deficit	(59,934)	(53,294)

Total stockholders’ equity	85,312	98,630

Total liabilities and stockholders’ equity	$103,883	$120,275

Note: Amounts as of January 3, 2015 are derived from the January 3, 2015 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(3,780)	$(4,084)	$(6,436)	$(14,055)
Change in fair value of contingent consideration obligations[1]	(150)	(78)	(350)	19
Restructuring charges[2]	—	—	148	288

Non-GAAP Operating Loss	$(3,930)	$(4,162)	$(6,638)	$(13,748)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(3,759)	$(3,559)	$(6,640)	$(13,087)
Change in fair value of contingent consideration obligations[1]	(150)	(78)	(350)	19
Restructuring charges[2]	—	—	148	288

Non-GAAP Net Loss	$(3,909)	$(3,637)	$(6,842)	$(12,780)

Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.17)	$(0.15)	$(0.29)	$(0.55)
Change in fair value of contingent consideration obligations[1]	(0.01)	—	(0.02)	—
Restructuring charges[2]	—	—	0.01	0.01

Non-GAAP Net Loss Per Diluted Share	$(0.18)	$(0.15)	$(0.30)	$(0.54)

Weighted average number of diluted shares	22,004	23,657	22,621	23,814

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.